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                           MFS MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST


                          ESTABLISHMENT AND DESIGNATION
                                    OF CLASS

      Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration") of MFS Municipal Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi
Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, and MFS West Virginia Municipal Bond Fund (each, "a Fund"), each a series of the Trust, to create one additional class of shares of each Fund, within the meaning of Section 6.10, as follows:

1.    The additional classes of Shares is designated "Class I Shares",

2. Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class I Shares, the method of determination of the net asset value of Class I Shares, the price, terms and manner of redemption of Class I Shares, any conversion feature of Class I Shares, and relative dividend rights of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 14, 2016 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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|                                     |                             |
|                                     |                             |
|STEVEN E. BULLER                     |JOHN P. KAVANAUGH            |
|Steven E. Buller                     |John P. Kavanaugh            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|ROBERT E. BUTLER                     |ROBERT J. MANNING            |
|Robert E. Butler                     |Robert J. Manning            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MAUREEN R. GOLDFARB                  |MARYANNE L. ROEPKE           |
|Maureen R. Goldfarb                  |Maryanne L. Roepke           |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|DAVID H. GUNNING                     |ROBIN A. STELMACH            |
|PersonNameDavid H. Gunning           |Robin A. Stelmach            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|WILLIAM R. GUTOW                     |LAURIE J. THOMSEN            |
|PersonNameWilliam R. Gutow           |Laurie J. Thomsen            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MICHAEL HEGARTY                      |ROBERT W. UEK                |
|Michael Hegarty                      |Robert W. Uek                |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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